Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Smokers Lozenge Inc. a Nevada corporation (the "Company") on Form 10-QSB for the quarter ended November 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dudley Delapenha, Chief Accounting Officer Secretary of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dudley Delapenha Dudley Delapenha President, CEO, CAO, Secretary and Director Date: January 12, 2007